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                                                                     Exhibit 5.2





                    [Letterhead of Richards, Layton & Finger]





                                  July 20, 1999


Boston Edison Company
800 Boylston Street
Boston, MA 02199

BEC Funding LLC
800 Boylston Street
35th Floor
Boston, MA 02199

Massachusetts RRB Special Purpose
Trust BEC-1
c/o The Bank of New York (Delaware)
c/o The Bank of New York
101 Barclay Street
Floor 12 East
New York, NY 10286

            Re: MASSACHUSETTS RRB SPECIAL PURPOSE TRUST BEC-1 RATE REDUCTION CERTIFICATES


Ladies and Gentlemen:

            We have acted as special Delaware counsel for Massachusetts RRB Special Purpose Trust BEC-1, a Delaware business trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:



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Boston Edison Company and
Massachusetts RRB Special Purpose
Trust BEC-1
July 20, 1999
Page 2


                  (a) A form of the Certificate of Trust of the Trust (the "Certificate"), to be filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State");

                  (b) A form of Declaration of Trust of the Trust (the "Declaration"), among Massachusetts Development Finance Agency and the Massachusetts Health and Educational Facilities Authority, acting jointly thereunder as settlors pursuant to Chapter 164 of the Massachusetts Acts of 1997 (each, an "Agency," and, collectively, the "Agencies") and The Bank of New York (Delaware), a Delaware banking corporation, as trustee (the "Delaware Trustee");

                  (c) The Registration Statement (the "Registration Statement") on Form S-3, including a prospectus (the "Prospectus"), relating to, among other things, the Massachusetts RRB Special Purpose Trust BEC-1 Rate Reduction Certificates of the Trust representing fractional undivided beneficial interests in the corresponding class of Notes, all monies due and to become due under such corresponding class of Notes (each a "Security" and collectively the "Securities"), filed by BEC Funding LLC, a Delaware limited liability company, with the Securities and Exchange Commission (the "SEC") on March 19, 1999, as amended by Pre-Effective Amendment No. 1 thereto filed with the SEC on May 27, 1999, as further amended by Pre-Effective Amendment No. 2 thereto filed with the SEC on July 14, 1999 and as further amended by Pre-Effective Amendment No. 3 thereto to be filed with the SEC on or about July 20, 1999; and

                  (d) A form of the Certificate Indenture, to be entered into among the Trust, the Delaware Trustee and The Bank of New York, as certificate trustee (the "Certificate Trustee"), which supplements and forms a part of the Declaration, relating to the issuance of the Securities (the Declaration and the Certificate Indenture being collectively referred to as the "Governing Instrument").

            Initially capitalized terms used herein and not otherwise defined are used as defined in the Governing Instrument.

            We have not reviewed any documents other than the documents listed above, which we believe are all the documents necessary or appropriate for us to have considered for purposes of rendering the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the


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Boston Edison Company and
Massachusetts RRB Special Purpose
Trust BEC-1
July 20, 1999
Page 3


statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that the Governing Instrument will constitute the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, that the Certificate will be in full force and effect and will not be amended and that the Governing Instrument will be in full force and effect and will not be amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Security is to be issued by the Trust (collectively, the "Security Holders") of a certificate for such Security and the payment for the Security acquired by it, in accordance with the Governing Instrument and the Prospectus, and (vii) that the Securities will be issued and sold to the Security Holders in accordance with the Governing Instrument and the Prospectus. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:


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Boston Edison Company and
Massachusetts RRB Special Purpose
Trust BEC-1
July 20, 1999
Page 4

            1. Upon the filing of the Certificate with the Secretary of State, the Trust will be duly created and will be validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. ss. 3801, et seq..

            2. When issued and sold in accordance with the terms of the Governing Instrument, the Securities will represent valid, fully paid and nonassessable undivided beneficial interests in the assets of the Trust, entitled to the benefits of the Governing Instrument. We note that the Security Holders may be obligated, pursuant to the Declaration (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Securities certificates and the issuance of replacement Securities certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Trustees to exercise their rights and powers under the Governing Instrument.

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In addition, we hereby consent to the reference to us as local counsel under the heading "Legal Matters". In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                  Very truly yours,




DKD/jmb                           /s/ RICHARDS, LAYTON & FINGER